                                                                      Exhibit 21

                                  SUBSIDIARIES

Listed below are the principal subsidiaries of Kaiser Aluminum Corporation, the jurisdiction of their incorporation or organization, and the names under which such subsidiaries do business. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                 Place of
                                                                 Incorporation
     Name                                                        or Organization

     Alpart Jamaica Inc. ....................................... Delaware
     Alumina Partners of Jamaica (partnership).................. Delaware
     Anglesey Aluminium Limited................................. United Kingdom
     Kaiser Alumina Australia Corporation....................... Delaware
     Kaiser Aluminium International, Inc........................ Delaware
     Kaiser Aluminum & Chemical Corporation................. Delaware
     Kaiser Aluminum & Chemical of Canada Limited........... Ontario
     Kaiser Bauxite Company..................................... Nevada
     Kaiser Bellwood Corporation................................ Delaware
     Kaiser Finance Corporation ................................ Delaware
     Kaiser Jamaica Bauxite Company (partnership)............... Jamaica
     Kaiser Jamaica Corporation................................. Delaware
     Queensland Alumina Limited................................. Queensland
     Volta Aluminium Company Limited............................ Ghana